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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ___________

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of report:  MAY 24, 2010
                 Date of earliest event reported:  MAY 20, 2010
                                  ___________


                                 MAXIMUS, INC.
             (Exact name of registrant as specified in its charter)


         VIRGINIA                     1-12997                    54-1000588
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


       11419 SUNSET HILLS ROAD,
          RESTON, VIRGINIA                                            20190-5207
(Address of principal executive offices)                              (Zip Code)

      Registrant's telephone number, including area code:  (703) 251-8500

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01     Other Events.

On May 20, 2010, Richard A. Montoni, President and Chief Executive Officer of MAXIMUS, Inc. ("Company"), entered into a pre-arranged trading plan ("Plan") under Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 permits the implementation of a written plan for selling stock at times when insiders are not in possession of material nonpublic information and allows them to sell stock on a regular basis and in a non-discretionary manner regardless of any subsequent material nonpublic information they might receive.

Under the Plan, over a six-month period commencing in July 2010 Mr. Montoni may exercise up to an aggregate of 60,000 stock options and sell the shares thereby acquired subject to certain pre-established conditions, including subject to the market price of the Company's common stock.

The aggregate 60,000 stock options under the Plan represent a portion of 225,500 stock options awarded to Mr. Montoni on June 20, 2006 and are scheduled to expire on June 20, 2012. The Plan is intended to facilitate the orderly exercise of the options and the sale of common stock for personal financial planning purposes with the goal of minimizing the market impact and avoiding any concerns about the timing of the transactions. Following the sale of those shares under the Plan, Mr. Montoni will still retain a substantial ownership position in the Company. The term of the plan extends through December 2010 unless terminated earlier under certain circumstances.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MAXIMUS, Inc.


Date: May 24, 2010                   By: /s/ David R. Francis
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                                             David R. Francis
                                             General Counsel and Secretary